Exhibit T3A-21

CORPORATE ACCESS NUMBER

20676070

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

INCORPORATION

676070 ALBERTA LTD.

WAS INCORPORATED IN ALBERTA ON NOVEMBER 27, 1995

[ILLEGIBLE]
Registrar of Corporations

REG 3066 (95/09)

BUSINESS CORPORATIONS ACT	FORM 1

Alberta	Consumer and
	Corporate Affairs	ARTICLES OF INCORPORATION

1.                                      NAME OF CORPORATION.

ALBERTA LTD.

2.                                      THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE.

Unlimited number of common shares without nominal or par value to which shares shall be attached the following rights (i) to vote at any meeting of shareholders of the Corporation; (ii) to receive any dividend declared by the Corporation; and (iii) to receive the remaining property of the Corporation upon dissolution.

3.                                      RESTRICTIONS ON SHARE TRANSFERS (IF ANY).

No shares of the Corporation shall be transferred without the approval of the directors, provided that approval of any transfer of shares may be given as aforesaid after the transfer has been effected upon the records of the Corporation, in which event, unless the said approval stipulates otherwise, the said transfer shall be valid and shall take effect as from the date of its very entry upon the books of the Corporation.

4.                                      NUMBER, OR MINIMUM AND MAXIMUM NUMBER, OF DIRECTORS THAT THE CORPORATION MAY HAVE

Minimum one (1) - Maximum eleven (11).

5.                                      IF THE CORPORATION IS RESTRICTED FROM CARRYING ON A CERTAIN BUSINESS, OR RESTRICTED TO CARRYING ON CERTAIN BUSINESS, SPECIFY THE RESTRICTION(S).

None.

6.                                      OTHER RULES OR PROVISIONS (IF ANY).

See Schedule “A” attached hereto.

7.                                      DATE: November 27, 1995

INCORPORATORS NAMES:	ADDRESS (INCLUDE POSTAL CODE)	SIGNATURE

Karin Groepper	1400, 350 - 7th Avenue S.W.	[ILLEGIBLE]
	Calgary, Alberta, T2P 3N9	FILED B

NOV 27 1995
FOR DEPARTMENTAL USE ONLY
Registrar of Corporations
CORPORATE ACCESS NO.		Province of Alberta

SCHEDULE “A” - ARTICLES OF INCORPORATION

a.                                      The number of shareholders of the Corporation, exclusive of

i.                                          persons who are in its employment or that of an affiliate, and;

ii.                                       persons who, having been formerly in its employment or that of an affiliate, were, while in that employment, shareholders of the Corporation and have continued to be shareholders of that Corporation after termination of that employment, is limited to not more than 50 persons, 2 or more persons who are the joint registered owners of 1 or more shares being counted as 1 shareholder.

b.                                      Any invitation to the public to subscribe for the securities of the Corporation is prohibited.

c.                                       The directors of the corporation may, without authorization of the shareholders:

i.                                          borrow money on the credit of the Corporation;

ii.                                       issue, reissue, sell or pledge debt obligations of the Corporation;

iii.                                    subject to the Business Corporations Act of Alberta, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person, and;

iv.                                   mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

d.                                      The directors may, by resolution, delegate the powers referred to in subsection (c) hereof to a director, a committee of directors or an officer.

e.                                       The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed 1/3 of the number of directors who held office at the expiration of the last annual general meeting of the Corporation.

f.                                        Meetings of the shareholders may be held at any place within Alberta or at any of the following cities: Vancouver, British Columbia; Victoria, British Columbia; Winnipeg, Manitoba; Toronto, Ontario; Ottawa, Ontario; Montreal Quebec; or Halifax, Nova Scotia.

CORPORATE ACCESS NUMBER

20676070

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT

676070 ALBERTA LTD.

CHANGED ITS NAME TO RTI INTERNATIONAL LIMITED ON JANUARY 3, 1996.

[ILLEGIBLE]
Registrar of Corporations

REG 3066 (95/09)

BUSINESS CORPORATIONS ACT	FORM 4
(SECTION 27 OR 171)

ARTICLES OF AMENDMENT

1. NAME OF CORPORATION:	2. CORPORATE ACCESS NUMBER

676070 ALBERTA LTD.	20676070

3.              THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

Pursuant to Section 167(3) of the Business Corporations Act (Alberta), Article 1 of the Articles of Incorporation be amended by changing the Corporation’s name to RTI INTERNATIONAL LIMITED.

DATE	SIGNATURE	TITLE

January 2, 1996	[ILLEGIBLE]	First Director

CORPORATE ACCESS NUMBER: 206760704

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT

RTI INTERNATIONAL LIMITED

CHANGED ITS NAME TO PRECISION ENERGY SERVICES COLOMBIA LTD. ON

2004/11/30.

This is to certify that this is an original
Certificate produced by	[ILLEGIBLE]
of Namequest Corporate Services Inc.
who is an accredited user of the
Corporate Registry system.

Name Change Alberta Corporation - Registration Statement

Service Request Number:	6712217
Corporate Access Number:	206760704

Legal Entity Name:	RTI INTERNATIONAL LIMITED
French Equivalent Name:
Legal Entity Status:	Active

Alberta Corporation Type:	Named Alberta Corporation
New Legal Entity Name:	PRECISION ENERGY SERVICES COLOMBIA LTD.
New French Equivalent Name:
Nuans Number:	81904515
Nuans Date:	2004/11/22
French Nuans Number:
French Nuans Date:

Professional Endorsement Provided:
Future Dating Required:

Annual Return

File Year	Date Filed
2004	2004/11/10
2003	2003/11/18
2002	2002/12/17

Attachment

No Records returned

Registration Authorized By:	JAN CAMPBELL
AGENT OF CORPORATION

FILED
Namequest Corporate Services Inc.

Articles of Amendment

Business Corporations Act

Section 29 or 177

1. Name of Corporation	2. Corporate Access Number

RTI International Limited	20676070

3.              Item number 1 of the Articles of the above named corporation are amended in accordance with Section 173(1)(a) of the Business Corporations Act.

“Name of the Corporation:

Precision Energy Services Colombia Ltd.”

/s/ Jan M. Campbell	JAN M. CAMPBELL	Nov. 22/04
Authorized Signature	Name of Person Authorizing (please print)	Date
(applicable for societies only)

D/L 36122-703	SECRETARY
Identification	Title (please print)
(not applicable for societies)

This information is being collected for the purposes of corporate registry records in accordance with the Business Corporations Act. Questions about the collection of this information can be directed to the Freedom of Information and Protection of Privacy Coordinator for Alberta Registries, Box 3140, Edmonton, Alberta T5J 2G7, (780) 427-7013.

REG 3054 (Rev. 2003/05)